Exhibit 99.1

Transocean

Fleet Update Summary

June 14, 2012

Transocean Ltd. (NYSE: RIG), (SIX: RIGN)

Transocean Ltd. (NYSE: RIG), (SIX: RIGN) Fleet Update Summary
Updated: June 14, 2012
Revisions Noted in Bold

				Yr. (1)	Water	Drilling			Estimated	Estimated	Dayrate on	Dayrate on
	Footnote	Floater	Dynamically	Entered	Depth	Depth			Contract	Expiration	Current Contract (3)	Previous Contract (3)	Estimated Out of Service Days (4)
Rig Type/Name	References	Type	Positioned	Service	(Feet)	(Feet)	Location	Customer	Start Date (2)	Date (2)	(Dollars)	(Dollars)	Q1 2012	Q2 2012	Q3 2012	Q4 2012
High Specification Floater: Ultra-Deepwater

Deepwater Nautilus	(6)	semi		2000	8,000	30,000	USGOM	Shell	Dec-08	Aug-12	551,000	493,000	—	—	—	—
	(6), (8)						USGOM	Shell	Aug-12	Aug-17	525,000	551,000

High Specification Floater: Deepwater

Sedco 702	(6), (7)	semi	*	1973/2007	6,500	25,000	Nigeria	Shell	Mar-08	Jun-12	357,000	N/A	—	—	25	—
	(6), (7)						Nigeria	Shell	Jun-12	Jul-15	461,000	357,000
M.G. Hulme, Jr.	(7)	semi		1983/1996	5,000	25,000	India	ONGC	Sep-11	Dec-12	212,000	N/A	—	—	—	—

High Specification Floater: Harsh Environment

Paul B. Loyd, Jr.	(6), (7), (14)	semi		1990	2,000	25,000	UKNS	BP	Mar-12	Sep-13	345,000	517,000	—	—	—	—
	(6), (7)						UKNS	BP	Sep-13	Mar-15	440,000	345,000

Midwater Floaters

Sedco 711	(7)	semi		1982	1,800	25,000	UKNS	ADTI	May-12	Jul-12	See Footnote 9	See Footnote 9	—	—	30	—
	(6), (11)						UKNS	Talisman	Jul-12	Jul-13	275,000	See Footnote 9
	(6)						UKNS	Talisman	Dec-13	Nov-15	350,000	275,000
Transocean John Shaw	(7)	semi		1982	1,800	25,000	UKNS	Taqa	Mar-12	Oct-12	275,000	246,000	60	—	—	—
							UKNS	EOG	Oct-12	Nov-12	305,000	275,000
	(7)						UKNS	Taqa	Nov-12	Aug-13	320,000	305,000
Sedco 704	(7), (12)	semi		1974/1993	1,000	25,000	UKNS	Talisman	Apr-12	Jul-12	280,000	270,000	—	—	—	20
	(7)						UKNS	Chevron	Jul-12	Oct-12	310,000	280,000
	(7), (13)						UKNS	Chevron	Oct-12	Nov-12	335,000	310,000
	(6), (7)						UKNS	Maersk	Mar-13	Mar-15	355,000	335,000

High Specification Jackups

Transocean Honor	(6)			2012	400	30,000	Angola	Chevron	May-12	May-15	149,000	N/A	—	—	—	—
GSF Baltic	(6), (7)			1983	375	25,000	Nigeria	ExxonMobil	Jun-10	Jun-12	100,000	248,000	—	12	23	—

Standard Jackups

GSF Galveston Key				1978	300	25,000	Malaysia	Petrofac	May-12	Jan-14	119,000	116,000	—	37	21	—
Trident XIV	(6)			1982/1994	300	25,000	Angola	Chevron	Jun-12	May-14	116,000	102,000	69	68	—	—

Fixed-Price Options (10)

Sedco 711	(7)	semi		1982	1,800	25,000	UKNS	ADTI	Jun-12	Jun-12	See Footnote 9	See Footnote 9

Transocean Ltd. (NYSE: RIG), (SIX: RIGN) Fleet Update Summary
Updated: June 14, 2012
Revisions Noted in Bold

Footnotes

(1)	Dates shown are the original service date and the date of the most recent upgrade, if any.
(2)

Estimated Contract Start and Estimated Expiration Dates are calculated as follows: (1) for events estimated to occur between the 1st and 15th of a month, the previous month is reported (i.e. a contract which is estimated to commence on May 4, 2011 will be reported as commencing in April 2011) and (2) for events estimated to occur between the 16th and the end of a month, the actual month is reported (i.e. a contract which is estimated to commence on May 24, 2011 will be reported as commencing in May 2011). Expiration dates represent the company’s current estimate of the earliest date the contract for each rig is likely to expire. Some rigs have two or more contracts in continuation, so the last line shows the estimated earliest availability. Many contracts permit the customer to extend the contract.

(3)

Represents the full operating dayrate, although the average dayrate over the term of the contract will be lower and could be substantially lower. Does not reflect incentive programs which are typically based on the rig’s operating performance against a performance curve. Please refer to the “Customer Contract Duration and Dayrates and Risks Associated with Operations” section of the Disclaimers & Definitions for a description of dayrates. This column may not reflect the rate currently being received under the contract as a result of an applicable standby rate or other rate, which typically is less than the contract dayrate.

(4)

The out of service time represents those days where a rig is scheduled to be out of service and not be available to earn an operating dayrate. Please refer to the “Out of Service Days (Shipyards, Mobilizations, Demobilizations, Contract Preparation)” section of the Disclaimers & Definitions for a full description.

(5)	Estimated Average Contract Dayrate is defined as the average contracted full operating dayrate to be earned per revenue earning day. See note (3) for definition of full operating dayrate.
(6)	Reflects the current contracted dayrate which could reflect prior cost escalations and could change in the future due to further cost escalations.
(7)	Reflects the current contracted dayrate which is comprised of a foreign currency component and which could change due to foreign exchange adjustments.
(8)	Current contract provides for a bonus incentive opportunity not reflected in the stated current contract dayrate.
(9)

For the period of time that this rig is contracted to Applied Drilling Technology International, the drilling management services division of the company’s U.K. operating subsidiary, or Applied Drilling Technology Inc., the company’s U.S. drilling management services subsidiary, accounting rules require that we eliminate the revenues and costs related to those contracts from the contract drilling segment of the consolidated statement of operations. Revenues from turnkey contracts will be recognized in other revenues and are contingent upon successful completion of the well program.

(10)

Fixed price options may be exercised at the customer’s discretion. During periods when dayrates on new contracts are increasing relative to existing contracts, the likelihood of customers’ exercising fixed price options increases. During periods when dayrates on new contracts are decreasing relative to existing contracts, the likelihood of customers’ exercising fixed price options declines.

(11)	The contract guarantees a minimum of 240 days at this dayrate which applies for drilling HPHT wells. The dayrate will become $265,000 if the rig drills standard wells.
(12)

As a result of the requirement for third party certification of well control equipment on rigs operating in the U.S. Gulf of Mexico, and potential future requirements imposed by our customers, other regulators, and industry standards, Transocean preemptively embarked on a well control equipment certification program in 2010. We have acquired third party certification of well control equipment on 35 of our 63 active floaters, including 23 of 27 of our ultra deepwater rigs. All of the rigs currently operating in the Gulf of Mexico have been certified to meet existing regulatory and customer requirements. Rigs that move between locations or customers may require additional well control equipment certification even if the rigs meet Transocean’s certification program, current customer or regulatory requirements. In 2012, the following rigs are planned to conduct extensive well control equipment overhaul during their out of service period: Transocean Prospect, Actinia, Sedco 707, Transocean Leader, Sedco 704 and GSF Rig 135.

(13)	The rig’s planned out of service time extends into the first quarter of 2013 by 85 days.
(14)	The rig is scheduled to be in the shipyard for 60 days during the second quarter of 2013.

Transocean Ltd. (NYSE: RIG), (SIX: RIGN) Fleet Update Summary

DISCLAIMERS & DEFINITIONS

The information contained in this Fleet Status Report (the “Information”) is as of the date of the report only and is subject to change without notice to the recipient. Transocean Ltd. assumes no duty to update any portion of the Information.

DISCLAIMER. NEITHER TRANSOCEAN LTD. NOR ITS AFFILIATES MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE) REGARDING THE INFORMATION CONTAINED IN THIS REPORT, WHICH INFORMATION IS PROVIDED “AS IS.” Neither Transocean Ltd. nor its affiliates will be liable to any recipient or anyone else for any inaccuracy, error or omission, regardless of cause, in the information set forth in this report or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.

No Unauthorized Publication or Use. All information provided by Transocean in this report is given for the exclusive use of the recipient and may not be published, redistributed or retransmitted without the prior written consent of Transocean.

Customer Contract Duration, Timing and Dayrates and Risks Associated with Operations. The duration and timing (including both starting and ending dates) of the customer contracts are estimates only, and customer contracts are subject to cancellation, suspension and delays for a variety of reasons, including some beyond the control of Transocean. Also, the dayrates set forth in the report are estimates based upon the full contractual operating dayrate. However, the actual average dayrate earned over the course of any given contract will be lower and could be substantially lower. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond the control of Transocean. Our customer contracts and operations are generally subject to a number of risks and uncertainties, and we urge you to review the description and explanation of such risks and uncertainties in our filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov.  The dayrates do not include revenue for mobilizations, demobilizations, upgrades, shipyards or recharges.

Out of Service Days (Shipyards, Mobilizations, Demobilizations, Contract Preparation). Changes in estimated out of service time are noted where changes in the time Transocean anticipates that a rig is scheduled to be out of service and not be available to earn an operating dayrate have changed by a period of 15 days or longer for all rig classifications since the previously issued Monthly Fleet Update Summary or Comprehensive Fleet Status Report.  The changes to estimated out of service time included in this Fleet Status may not be firm and could change significantly based on a variety of factors.  Any significant changes to our estimates of out of service time will be reflected in subsequent Monthly Fleet Updates and Comprehensive Fleet Status Reports, as applicable.

Contract Preparation refers to periods during which the rig is undergoing modifications or upgrades as a result of contract requirements.  Shipyards refers to periods during which the rig is out of service as a result of other scheduled shipyards, surveys, repairs, regulatory inspections or other scheduled service or work on the rig.

In some instances such as certain mobilizations, demobilizations, upgrades and shipyards, we are paid compensation by our customers that is generally recognized over the life of the primary  contract term of the drilling project, although such compensation is not typically significant in relation to the revenues generated by the dayrates we charge our customers.   When mobilization or demobilization occurs during a contract period, we recognize revenues as earned.  In instances where mobilization or demobilization time occurs before or between the start of a contract period, the stated estimated contract start date represents the expected commencement date for the primary contract term of the drilling project and the point at which we expect to begin recognizing revenues.

Forward-Looking Statement.  The statements made in the Fleet Update that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements made in the Fleet Update include, but are not limited to, statements involving the estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations and planned shipyard projects and other out of service time. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, competition and market conditions in the contract drilling industry, shipyard delays, actions and approvals of third parties, possible cancellation or suspension of drilling contracts as a result of mechanical difficulties or performance, Transocean’s ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, terrorism, political and other uncertainties inherent in non-U.S. operations (including the risk of war, civil disturbance, seizure or damage of equipment and exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in Transocean’s most recently filed Form 10-K, in Transocean’s Forms 10-Q for subsequent periods and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward looking statements, except as required by law.

Fleet Classification. Transocean uses a rig classification for its semisubmersible rigs and drillships to reflect the company’s strategic focus on the ownership and operation of premium, high specification floating rigs. The rig classification “High Specification Floaters” is comprised of “Ultra-Deepwater” which refers to the latest generation of semisubmersible rigs and drillships possessing the latest technical drilling capabilities and the ability to operate in water depths equal to or greater than 7,500 feet, “Deepwater” which refers to semisubmersible rigs and drillships that possess the ability to drill in water depths equal to or greater than 4,500 feet, and “Harsh Environment” comprised of seven of the company’s premium harsh environment rigs, the semisubmersibles Transocean Barents, Transocean Spitsbergen, Henry Goodrich, Transocean Leader, Paul B. Loyd, Jr., Transocean Arctic and Polar Pioneer. The category titled “Midwater Floaters” represents semisubmersible rigs and drillships that possess the ability to drill in water depths of up to 4,499 feet.  The jackup fleet is subdivided into two categories; “High Specification” which consists of harsh environment and high performance jackups and “Standard”.

Stacking.  An “Idle” rig is between contracts, readily available for  operations, and operating costs are typically at or near normal levels.  A “Stacked” rig, on the other hand, is manned by a reduced crew or unmanned and typically has reduced operating costs and is (i) preparing for an extended period of inactivity, (ii) expected to continue to be inactive for an extended period, or (iii) completing a period of extended inactivity.  However, stacked rigs will continue to incur operating costs at or above normal operating costs for 30 to 60 days following initiation of stacking.